UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2023

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2023, Mill City Ventures III, Ltd., a Minnesota corporation (the “Company”), entered into new executive employment agreements with Mr. Douglas M. Polinsky, Chief Executive Officer of the Company, and Mr. Joseph A. Geraci, II, Chief Financial Officer of the Company. Those two executives have been executive officers of the Company since its founding.

Each employment agreement will be effective as of January 1, 2023, and last for two full years thereafter, ending on December 31, 2024, subject to extension by mutual agreement of the parties. Mr. Polinsky’s employment agreement provides for a base annual salary of $200,000, and Mr. Geraci’s employment agreement provides for a base annual salary of $200,000. Each executive is also entitled to have health insurance provided by the Company and the ability to contribute to the Company’s 401(k) plan.

Each employment agreement contains two-year non-competition and non-solicitation covenants, as well as a customary covenants relating to the confidentiality of Company information. In the event that an executive is terminated for cause, as defined in the employment agreements, or in the event that the executive’s services are terminated due to death or disability, the terminated executive will be entitled to receive only his base annual salary through the date of termination. In the event of other non-cause terminations, the Company will be obligated to pay the terminated executive’s base annual salary through the remainder of the employment term.

The descriptions of the employment agreements contained in this report does not purport to be complete and is qualified in its entirety by reference to the full text of those employment agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILL CITY VENTURES III, LTD.

Date: February 24, 2023	By:	/s/ Joseph A. Geraci, II
JOSEPH A. GERACI, II
Chief Financial Officer

3